SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) August 2, 1996



                         WESTERN FIDELITY FUNDING, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)




        Colorado                     0-27156                    84-1148454
 ---------------------------    -------------------          ------------------
(State or other jurisdiction   (Commission File No.)        (I.R.S. Employer
 of incorporation)                                           Identification No.)





4704 Harlan Street, Suite 260, Denver, Colorado                   80212
- -----------------------------------------------                 --------
   (Address of principal executive offices)                    (Zip Code)



        Registrant's telephone number including area code: (303) 477-8404


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Item 5.  OTHER EVENTS.

     On August 2, 1996, Western Fidelity Funding, Inc. ("Company") obtained the net proceeds of a $10,000,000 unsecured subordinated loan from a financial institution. The approximately $9,600,000 net proceeds from the loan will be used by the Company to purchase automobile retail installment contracts and vehicle inventories and as working capital.

     Under the terms of the loan, interest only is paid quarterly during the first two years at a rate of 12% per annum and, thereafter, the principal and interest are payable quarterly until July 31, 2001, when the balance is due. The Company also issued five year warrants to purchase 263,750 shares of common stock at $3.93 per share to the placement agent in connection with the loan.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial statements.

                  Not applicable.

         (b)      Pro forma financial information.

                  Not applicable.

         (c)      Exhibits.

                  Exhibit 10.1 Facilities Agreement and Subscription dated July 31, 1996.

                  Exhibit 10.2  12% Subordinated Note Due July 31, 2001.

                  Exhibit 10.3 Selling Agent's Class A Common Stock Purchase Warrant dated July 31, 1996.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    August 2, 1996

                                           WESTERN FIDELITY FUNDING, INC.



                                            By /s/ Gene E. Osborn
                                               ----------------------------
                                               Gene E. Osborn, President

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                                  EXHIBIT INDEX


Exhibit           Description                                        Page No.

10.1              Facilities Agreement and Subscription dated
                  July 31, 1996.

10.2              12% Subordinated Note Due July 31, 2001.

10.3              Selling Agent's Class A Common Stock Purchase
                  Warrant dated July 31, 1996.



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